May 31, 2013

Reminder to all Zion Shareholders,

If you held Zion Common Stock on April 16, 2013, you should have received information, either by mail or email, on Zion’s 2013 Annual Meeting and the Proposals up for Vote this year.

If you haven’t already done so…

You can vote via Internet, Telephone or by Mail as follows:

Vote by Internet:   www.proxyvote.com

Vote by Phone: 800-690-6903

Vote by Mail: Mark, Sign and Date your proxy card and return it in the postage paid envelope provided to: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717

To vote via Internet or Phone, you will need your Control Number found in the Proxy Notice you received. Your Control Number can be found in a box with an arrow pointing to it.

If you have not received your Proxy Materials, please contact your Broker, if you hold shares in a brokerage account. If you hold Zion Common Stock Certificates and have not received your Proxy Materials, please contact Zion’s Dallas Office at 214-221-4610 or by email at info@zionoil.com.

The deadline to vote is 11:59 P.M. Eastern Time, Monday, June 10th 2013.

Meeting Information:

This year’s meeting of shareholders will be held in Dallas, Texas at the Westin Galleria Hotel on Tuesday, June 11, 2013 at 2:00 pm. Registration starts at 1:30 pm. There will be a Reception immediately following the meeting where you can meet and speak directly to our Board of Directors and Executive Staff.

If you plan to attend the meeting, please click the RSVP Box below and Pre-Register. All attendees must register in advance or before the meeting.

Thank you for your ongoing support and for

Sharing Zion’s Vision to help Israel become Energy Independent,

Brittany Russell

Marketing Manager

Contact Information:
Website:  www.zionoil.com
Brittany Russell (info@zionoil.com)
Zion Oil & Gas, Inc.
6510 Abrams Rd., Suite 300
Dallas, TX 75231
Tel: 1-214-221-4610 or 1-888-891-9466

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